EXHIBIT 23.5



                CONSENT OF KEGLER, BROWN, HILL & RITTER CO., LPA

         We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement under the Securities Act of 1933 (File No. 333-81123), filed with the Securities and Exchange Commission, of Synetic, Inc.'s Annual Report on Form 10-K for the fiscal year ended June 30, 1998. We also consent to all references to our firm included in this Registration Statement.



                                Very truly yours,


                                Kegler, Brown, Hill & Ritter Co., LPA.


                                By: /s/ John R. Thomas, VP
                                   ---------------------------------------------
                                    John R. Thomas, Vice President

Columbus, Ohio
July 23, 1999